UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2018

Southcross Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1717 Main Street Suite 5200

Dallas, Texas 75201

(Address of principal executive office) (Zip Code)

(214) 979-3700

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 26, 2018, Southcross Energy Partners GP, LLC (the “General Partner” or the “Company”), the general partner of Southcross Energy Partners, L.P. (the “Partnership”) announced that Michael B. Howe will join the General Partner as Senior Vice President and Chief Financial Officer, effective January 4, 2019 (the “Effective Date”). Mr. Howe will succeed Bret M. Allan who, as previously disclosed, has accepted a position with another company and is resigning from all positions with the General Partner effective January 4, 2019.

Mr. Howe, age 52, served as Chief Financial Officer of Medical Benevolence Foundation from July 2016 to September 2017. Prior to joining the Company and from December 2015 to June 2016, Mr. Howe served in Christian ministries, including as a volunteer minister with the Texas Department of Criminal Justice. From February 2009 to November 2015, Mr. Howe worked for Ensco PLC (NYSE: ESV) during which time he served in various positions including, as Vice President – Strategy (December 2014 to November 2015), Vice President – Human Resources (November 2012 to December 2014), Vice President – Finance (May 2011 to November 2012), and Treasurer (February 2009 to May 2011). Prior to joining Ensco PLC, Mr. Howe served as Assistant Treasurer for Devon Energy Corporation (NYSE: DVN) from December 2002 to February 2009 and as a Commercial Director at Enron Corporation from May 1997 to December 2001. Mr. Howe holds a Bachelor of Science in Accounting from Oklahoma State University and a Master in Business Administration from the University of Texas at Austin. He is a Certified Public Accountant.

In connection with his appointment as Senior Vice President and Chief Financial Officer, the Board of Directors of the Company approved the following compensation arrangements, which are set forth in Mr. Howe’s offer letter (the “Offer Letter”): (i) an annual base salary of $375,000 per year, (ii) eligibility to participate in the Company’s annual bonus plan with the target award level of 75% of base salary upon achievement of Company financial, operations and individual goals, (iii) as soon as administratively practicable following the Effective Date, a one-time initial sign-on bonus in the amount of $95,000 (the “sign-on bonus”), (iv) monthly parking expenses paid by the Company in accordance with Company policy, and (v) paid-time-off consistent with other similarly situated senior executives of the Company. In the event that Mr. Howe voluntarily terminates his employment with the Company within 12 months from the date of receipt of the sign-on bonus, he will be required to repay such bonus in full. In addition, Mr. Howe will be entitled to participate in the Company’s other benefits programs provided to all Company employees.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Mr. Howe has no family relationships with any director or executive officer of the Company, there are no arrangements or understandings between Mr. Howe and any other persons pursuant to which he was selected as the Company’s Senior Vice President and Chief Financial Officer, and there have been no transactions involving the Company and Mr. Howe that the Company would be required to disclose pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing Mr. Howe’s appointment as Senior Vice President and Chief Financial Officer of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit number	Description

10.1	Offer Letter executed December 20, 2018, by and between Southcross Energy Partners GP, LLC and Michael B. Howe

99.1	Press Release issued December 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC, its general partner

Dated: December 26, 2018	By:	/s/ Kelly J. Jameson
		Name:	Kelly J. Jameson
Senior Vice President, General Counsel and Secretary